Exhibit 99.2

Apple Inc.

Q1 2015 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q1’15		Q4’14		Q1’14		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$30,566		$19,750		$24,789		55%		23%
Europe		17,214		10,350		14,335		66%		20%
Greater China		16,144		6,292		9,496		157%		70%
Japan		5,448		3,595		5,045		52%		8%
Rest of Asia Pacific		5,227		2,136		3,929		145%		33%

Total Apple		$74,599		$42,123		$57,594		77%		30%

	Q1’15		Q4’14		Q1’14		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	74,468	$51,182	39,272	$23,678	51,025	$32,498	90%	116%	46%	57%
iPad (1)	21,419	8,985	12,316	5,316	26,035	11,468	74%	69%	- 18%	- 22%
Mac (1)	5,519	6,944	5,520	6,625	4,837	6,395	0%	5%	14%	9%
Services (2)		4,799		4,608		4,397		4%		9%
Other Products (1)(3)		2,689		1,896		2,836		42%		- 5%

Total Apple		$74,599		$42,123		$57,594		77%		30%

(1)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(2)	Includes revenue from the iTunes Store, the App Store, the Mac App Store, the iBooks Store, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of iPod, Apple TV, Beats Electronics and Apple-branded and third-party accessories.